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                                                             EXHIBIT 10(m)


            MANAGEMENT SUCCESSION AND CONSULTING AGREEMENT
            ----------------------------------------------

     This MANAGEMENT SUCCESSION AND CONSULTING AGREEMENT (the

"Agreement") is made as of October 1, 1995, by and between Aquarion

Company ("Aquarion"), a Delaware corporation having its principal office in Bridgeport, Connecticut, and Jack E. McGregor, a resident of

Easton, Connecticut ('Executive").


                         W I T N E S S E T H:
                         --------------------


     WHEREAS, Executive is the President and Chief Executive Officer

of Aquarion;


     WHEREAS, Executive has determined to retire as President and

Chief Executive Officer of Aquarion, while continuing to play an active role in supporting its management, in order to devote a major part of his time to development activities in the greater Bridgeport region and to the rebuilding of the City of Bridgeport;


     WHEREAS, Aquarion has identified or will soon identify the successor to Executive as its President and Chief Executive Officer;


     WHEREAS, Aquarion and Executive each desire to ensure the

continuity of Aquarion's management and to establish an orderly transition procedure with respect to the positions of President and

Chief Executive Officer;


     WHEREAS, as part of such transition procedure, Aquarion desires to retain Executive as a consultant following the termination of his employment;
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     WHEREAS, Executive desires to cooperate with his successor as

Aquarion's President and Chief Executive Officer, and is willing to serve as a consultant to Aquarion following the termination of his employment; and


     WHEREAS, Aquarion desires to ensure Executive's cooperation in connection with such transition and to compensate Executive for certain reductions in Executive's employee benefits as a result of the termination of his employment and such transition.


     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, Aquarion and Executive, intending to be legally bound, do hereby agree as follows:


     1.   Certain Defined Terms: In addition to terms defined
          ----------------------
elsewhere herein, the following terms shall have the following meanings when used in this Agreement with initial capital letters:


          (a)    "Board" means the Board of Directors of Aquarion.


          (b)    "Cause" means that Executive, in the reasonable

          determination of the Board, shall have:


               i)   committed an intentional act of fraud,

               embezzlement, or theft in connection with Executive's

               duties or in the course of either his employment with

               Aquarion or his service as a consultant to Aquarion;
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               ii)    caused intentional wrongful and material damage

               to property of Aquarion or any of its subsidiaries;


               iii)    intentionally and wrongfully disclosed

               confidential information of Aquarion or any of its

               subsidiaries;


               iv)  engaged in any gross negligence or gross

               misconduct in the course of either his employment with

               Aquarion or his service as a consultant to Aquarion;


               v)     been convicted of a felony; or


               vi)  materially breached his obligations under this

               Agreement and shall have not remedied such breach

               within thirty (30) days after receiving notice from the

               Board specifying the details thereof.



For purposes of this Agreement, an act or omission on the part of

Executive shall be deemed "intentional" if it was not due primarily to an error in judgment or negligence and was done by Executive not in good faith and without reasonable belief that the act or omission was in the best interests of Aquarion.


          (c)  "Consulting Period" means the period commencing the day following the date of Termination of Executive as an employee of

Aquarion and ending on the earlier of (i) the date of Termination of the consulting relationship between Aquarion and Executive pursuant to

Section 2(b) or Section 4 hereof and (ii) the fifth anniversary of the commencement of such period (or such later date as the Compensation

Committee of the
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Board, in its sole discretion, shall determine and the Executive may agree to); provided that, subject to earlier Termination as aforesaid,

the Consulting Period shall consist of the "First Consulting Period"

commencing the day following the date of Executive's Termination of employment with Aquarion and ending on the first anniversary of such day and the "Second Consulting Period" comprising the remainder of the

Consulting Period.  Notwithstanding the foregoing, the Second

Consulting Period shall not commence, and Executive shall be

Terminated, as of the last day of the First Consulting Period, if the

Compensation Committee of the Board, in its sole discretion, shall so determine.


          (d)    'Employment Agreement" means the employment agreement

dated as of January 1, 1990 between Aquarion (then "The Hydraulic

Company") and Executive.


          (e)    "Half-time" means the equivalent of approximately 115

working days per calendar year.


          (f)     "One-fifth time" means the equivalent of

approximately 46 working days per calendar year.


          (g)  "Permanent and Total Disability" means a disability

that renders (or would render if it occurred at an earlier age) the

Executive eligible to receive disability benefits under Title 11 of the Social Security Act, as amended from time to time.


          (h)  "Retirement Plan" means the Amended and Restated

Retirement Plan for Employees of Aquarion Company, as such plan may be amended from time to time, and any successor to such plan.

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          (i)  "Supplemental Plan" means the Supplemental Savings and

Retirement Plan of Aquarion Company, as such plan may be amended from time to time, and any successor to such plan.


          (j)  "Terminate," "Termination" and correlative terms mean the termination of Executive's employment or consulting with Aquarion,

including voluntary termination by Executive.


     2.    Employment and Consulting:
           -------------------------

          (a)  Executive shall voluntarily resign from the position of

President and Chief Executive Officer of Aquarion and Terminate,

effective as of October 1, 1995, but not prior to such date unless requested by Executive and consented to by the Board.  Between the date hereof and such Termination, Executive shall perform all duties pertaining to his office and in accordance with the Employment

Agreement and shall work in cooperation with the Board and his designated successor (or successors) to the foregoing position to effect the orderly transition of responsibilities to such successor

(or successors) on such schedule as shall be determined by mutual agreement.  The terms of the Employment Agreement are modified only to the extent expressly inconsistent with this Agreement, but nothing contained in this Agreement shall confer upon Executive any additional right to be retained as President or Chief Executive Officer of

Aquarion or to be retained as an employee of Aquarion in any other capacity; and from and after October 1, 1995 Executive shall be deemed to have retired at age 62 for purposes of subsections 4(d)(i)(B) and

4(d)(iv) of the Employment Agreement.
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          (b)  Upon his Termination as an employee of Aquarion,

Executive shall be retained by Aquarion on a consulting basis for the

Consulting Period.  During the Consulting Period, Executive shall be available to assist Aquarion on a part-time basis (i.e., on a half-time basis during the First Consulting Period and on a one-fifth time basis during the Second Consulting Period) with the transition of responsibilities to his designated successor (or successors) and with special projects designated by the Board, including, but not limited to, real estate, acquisitions, industry consolidation efforts,

community relations, economic development activities, legislative and regulatory relations, and privatization contract management.  During the First Consulting Period, Employer shall pay to Executive a consulting fee at a rate of $175,000 per year, and during the Second

Consulting Period, Employer shall pay to Executive a consulting fee at a rate of $75,000 per year; such consulting fees shall be paid in monthly installments in arrears and shall be subject to reduction on account of all applicable tax withholding requirements.  Retention of

Executive during the Second Consulting Period shall be on a year-to-

year basis, such that the Compensation Committee of the Board, in its sole discretion and for any reason whatsoever, or Executive, in his sole discretion and for any reason whatsoever, may determine to terminate Executive's services as a consultant on any anniversary of the commencement of the Second Consulting Period.  Executive's consulting services shall also terminate, and payment of the foregoing consulting fees also shall cease in the event of Executive's death or his Permanent and Total Disability and are subject to Section 13 hereof.


     3.   Additional Retirement Benefit: Commencing as of October 1,
          ------------------------------
1995, and continuing until the death of Executive, Aquarion shall pay to Executive as an additional retirement benefit an annual amount equal to $25,900.  Such additional retirement benefit shall be paid in equal monthly installments on the first day of each month, shall be subject to reduction on account of all applicable tax withholding requirements of federal, state or
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municipal laws, shall cease upon the death of Executive, and shall be subject to Section 13 hereof.


     4.   Termination for Cause: Aquarion may Terminate Executive's
          ----------------------
employment or consulting at any time for Cause.  Upon any such

Termination, the consulting fees provided for in Section 2(b) hereof shall not continue or commence to be paid.


     5.     Non-Competition: Confidential Information:
            -----------------------------------------

     (a)  Executive agrees that for the entire Consulting Period, and for a period of six months thereafter (one year thereafter if

Executive's consulting with Aquarion is voluntarily terminated by

Executive), Executive shall not, without the written consent of the

Board in each instance, directly or indirectly be or become interested as a partner, principal, agent, employee, stockholder, officer,

director, trustee, consultant, or in any other capacity whatsoever

(except as a less than 10% owner of stock of a public corporation) in any water company operating within the State of Connecticut, other than a company that is owned by or affiliated with Aquarion, nor shall

Executive, directly or indirectly, assist or lend his name to any such water company, except as such water company may be benefited by

Executive's compensated or uncompensated representation of, or efforts or advocacy on behalf of, the water supply industry on a local,

regional or national basis; and provided, however, that Executive may,

during the Consulting Period and thereafter, practice law, either individually or as a member of a law firm, and neither Executive nor any such law firm shall be proscribed from representing any other water company in a professional capacity as an attorney-at-law or as a

"lobbyist" (as defined in the Connecticut General Statutes), subject to the applicable Rules of Professional Conduct for attorneys.
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     (b)  Executive shall not at any time after the date of

Termination reveal to anyone other than authorized representatives of

Aquarion, or use for his own benefit, any trade secrets, customer information or other information that has been designated as confidential by Aquarion or is understood by Executive to be confidential without the written authorization of the Board in each instance, unless such information is or becomes available to the public or is otherwise public knowledge or in the public domain for reasons other than Executive's acts or omissions.


     (c)  If Executive breaches any of his obligations under this

Section 5, and such breach constitutes Cause or would constitute Cause if it occurred prior to the end of the Consulting Period, Aquarion shall thereafter have no obligation to pay the consulting fees pursuant to Section 2(b) of this Agreement, but shall remain obligated for compensation and benefits as provided in any other plans, policies or practices, including, without limitation, the Retirement Plan, the

Supplemental Plan, and the additional retirement benefit pursuant to

Section 3 of this Agreement, then applicable to Executive in accordance with the terms thereof.  Executive hereby acknowledges that

Aquarion's remedies at law for any breach of his obligations under this Section 5 would be inadequate.  Executive and Aquarion agree that, in addition to any other remedies provided for herein or otherwise available at law, temporary and permanent injunctive relief may be granted in any proceeding which may be properly brought by

Aquarion to enforce the provisions of this Section 5 without the necessity of proof of actual damages.


     6.   Taxes: Aquarion may withhold from any amounts payable under
          -----
this Agreement all federal, state, city, or other taxes as Employer is required to withhold pursuant to any law or government regulation or ruling.  Executive shall bear all expense
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of, and be solely responsible for, all federal, state, local or foreign taxes due with respect to any payment received hereunder.


     7.   Successors and Binding Agreement:
          ---------------------------------

          (a)  This Agreement shall be binding upon and inure to the benefit of Aquarion and any successor to Aquarion, including, without limitation, any persons acquiring directly or indirectly all or substantially all of the business and/or assets of Aquarion whether by purchase, merger, consolidation, reorganization, or otherwise (and such successor shall thereafter be deemed "Aquarion" for the purposes of this Agreement), but will not otherwise be assignable,

transferable, or delegable by Aquarion.  Aquarion shall require any successor (whether direct or indirect, by purchase, merger,

consolidation, reorganization, or otherwise) to all or substantially all of the business and/or assets of Aquarion, by agreement in form and substance satisfactory to Executive, expressly to assume and agree to perform this agreement in the same manner and to the same extent

Employer would be required to perform if no such succession had taken place.


          (b)  This Agreement shall inure to the benefit of and be

enforceable by Executive's personal or legal representatives,

executors, administrators, successors, heirs, distributees, and/or legatees.


          (c)  This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign,

transfer, or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 7(a) and 7(b)

hereof.  Without limiting the generality or effect of the foregoing,

Executive's rights hereunder shall not be assignable, transferable, or delegable, whether by pledge, creation of
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a security interest, or otherwise, and any attempted assignment or transfer contrary to this Section 7(c) shall be null and void.


     8.   Notices: All communications, including, without limitation,
          --------
notices, consents, requests, or approvals, required or permitted to be given under this Agreement shall be in writing.


     9.   Absence of Funding: Additional retirement benefits payable
          -------------------

to Executive under this Agreement shall be 'unfunded," as that term is used in Sections 201(2), 301(a)(3), 401(a)(1) and 4021(a)(6) of the

Employee Retirement Income Security Act of 1974, as amended, with respect to unfunded plans maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees, and Aquarion shall administer this

Agreement in a manner that will ensure that Executive will not be considered to have received a taxable economic benefit prior to the time at which such benefits are actually payable.  The provisions of this Agreement for additional retirement benefits constitute a mere promise of Aquarion to provide such benefits, and Executive's right to such benefits are not subject in any manner to anticipation,

alienation, sale, transfer, assignment, pledge, encumbrance,

attachment, or garnishment by creditors of the Executive or the

Executive's spouse.  Accordingly, Aquarion shall not be required to segregate or earmark any of its assets for the benefit of Executive.


     10.  Governing Law: The validity, interpretation, construction,
          --------------
and performance of this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Connecticut,

without giving effect to the principles of conflict of laws of such

State, to the extent not preempted by applicable federal law.
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     11.  Validity: If any provision of this Agreement or the
          ---------
application of any provision hereof to any person or circumstances is held invalid, unenforceable, or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provision so held to be invalid, unenforceable, or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid, or legal.


     12.  Non-Exclusivity of:  Nothing in this Agreement shall prevent
          ------------------
or limit Executive's present or future participation in any benefit,

bonus, incentive, or other plan or program provided by Aquarion for which Executive has qualified or may qualify, nor shall this Agreement in any manner limit or otherwise affect such rights as Executive may have under any stock option or other agreements with Aquarion, and

Executive shall be deemed to have retired at age 62 on the date of

Termination as an employee of Aquarion for purposes of any stock options and restricted stock and for purposes of eligibility for benefits, but not for purposes of calculating the amount of benefits under the Supplemental Plan.  Amounts or benefits which are vested or which Executive is otherwise entitled to receive under any such agreement or any plan or program of Aquarion at or subsequent to the date of Termination as an employee of Aquarion, including, without limitation, the Retirement Plan, the Supplemental Plan and the

additional retirement benefit pursuant to Section 3 of this Agreement,

shall be payable in accordance with such agreements, plan or program provided, however, that any compensation and benefits received by

Executive pursuant to this Agreement shall be in lieu of (but, if necessary to give effect to this provision, shall be reduced by) all compensation and benefits that Executive is entitled to receive or may become entitled to receive under any reduction-in-force or severance pay plan or practice that Aquarion now has in effect or may hereafter put into effect and shall
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be applied toward satisfying any severance pay and benefits required under federal or state law to be paid or provided to Executive.


     13.  Release: Retention of Executive as a consultant pursuant to
          --------

Section 2(b) hereof and the payment of additional retirement benefits pursuant to Section 3 hereof are expressly conditioned upon, and will not occur in the absence of, the Executive's execution of a release,

in the form attached hereto as Exhibit A, and such release becoming effective prior to the first day of the Consulting Period.


     14.  Arbitration: Any dispute arising out of or in any way
          ------------

relating to this Agreement or Executive's employment with Aquarion,

including, without limitation, any claims Executive may assert under the Age Discrimination in Employment Act of 1967, as amended, shall be resolved by arbitration in Connecticut through the Hartford,

Connecticut office of the American Arbitration Association in accordance with the Model Employment Arbitration Procedures of the

American Arbitration Association except to the extent such provisions are modified as hereinafter provided.  The arbitration proceeding shall be conducted by three (3) arbitrators.  Executive and Aquarion shall each designate one (1) arbitrator, each of whom shall be an attorney admitted to practice in one or more states who has ten (10)

or more years of experience in employment matters, and the arbitrators so selected shall thereafter designate a third arbitrator (who shall be a member of the National Academy of Arbitrators) by mutual agreement.  The arbitrators shall have no authority to modify any provision of this Agreement or to award a remedy for a dispute involving this Agreement other than a benefit specifically provided under or by virtue of this Agreement.  The decision of the arbitrators shall be final and binding on Aquarion and Executive.  Employer and

Executive shall each pay their own legal fees associated with arbitration
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proceedings hereunder, but the fees of the arbitrators and any other costs associated with such arbitration proceedings shall be shared equally by Aquarion and Executive.


     15.  Miscellaneous: No provision of this Agreement may be
          --------------
 modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in a writing signed by Executive and Aquarion.

No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  No agreements or representations,

oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.  References to Sections are references to

Sections of this Agreement.  Headings are included in this Agreement for convenience only and are not substantive provisions of this Agreement.


     16.  Modifications During 120-Day Period: Aquarion and Executive
          ------------------------------------
agree that, during the, 120-day period beginning on the date hereof,

they shall consider the advisability of providing some or all of the consideration under this Agreement through split dollar life insurance, and any mutual decision to use split dollar life insurance for such purpose shall be reflected in a modification of this Agreement.
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     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.


                              AQUARION COMPANY





Date:            Sept. 15, 1995    By:     /S/CHARLES V. FIRLOTTE
        ___________________________     ___________________________

                                   Its  Vice President Administration
                                        & Human Resources
                                        ___________________________



Date:    9/27/95                            /S/JACK E. MCGREGOR
     ___________________________        ___________________________
                                        Jack E. McGregor
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                               EXHIBIT A
                                RELEASE
                               --------

(a) In consideration of the benefits under the Agreement to which this Release is an exhibit, Executive releases, waives, and forever discharges Aquarion, any related companies, and the employees, officers, representatives, agents and directors of any of them from all claims, demands, actions, suits, covenants, contracts, agreements, promises and liabilities of any kind whatsoever, known or unknown, which Executive, Executive's heirs, executors or assigns may have had, now have or could in the future have including, without limitation, those based on Executive's employment with the Company, or the termination of that employment. This includes, for example, a release of any rights or claims Executive may have under the Age Discrimination in Employment Act, which prohibits age discrimination in employment; Title VII of the Civil Rights Act of 1964, which prohibits discrimination in employment based on race, color, national origin, religion or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; or any other federal, state or local laws or regulations prohibiting employment discrimination. This also includes a release by Executive of any claims for wrongful discharge or breach of employment agreement. This release covers both claims that Executive knows about and those he may not know about.

(b) This Release does not include, however, a release of Executive's right, if any, to benefits under Aquarion's pension and profit sharing plans, whether qualified or non-qualified for federal income tax purposes, a release of any claim made by Executive under any welfare benefit plan prior to the signing of said Agreement, or a release of any rights or claims that Executive may have under the Age Discrimination in Employment Act which arise after the date Executive signs this Release. Furthermore, this Release does not include a release of any rights of Executive or Executive's heirs, executors, or assigns relating to enforcement of obligations of Aquarion (i) under the Agreement to which this Release is an exhibit, or (ii) pertaining to indemnification of Executive as an officer, director, or employee of Aquarion.

(c) Executive further promises never to file or join in a lawsuit or other proceeding asserting any claims that are released in Section (a) hereof.

(d) By signing this Release, Executive agrees: (i) that Executive has been advised to consult with an attorney prior to signing this Release; (ii) that Aquarion's entering into the Agreement to which this Release is an exhibit constitutes consideration for this Release, in that such Agreement, in accordance with its terms, will confer payments and benefits to which Executive would not have been entitled had Executive not signed this Release;
     (iii) that Executive has been given a period of 21 days within which to consider this Release but that he may sign it in less than 21 days; and (iv) that this Release is not effective or enforceable for 7 days after Executive signs it, and Executive may revoke it during that period.


                                /S/JACK E. MCGREGOR
                              ___________________________
                              Executive

Date:            9/27/95
     ___________________________
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